                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "Agreement"), dated as of August 31, 2005 (the
"Effective Date"), is by and between INFINITY PROPERTY AND CASUALTY CORPORATION, an Ohio corporation (the "Borrower") and REGIONS BANK, an Alabama banking corporation (the "Lender").

                                R E C I T A L S:

     A. Borrower has requested a line of credit loan from Lender in the principal amount of up to Fifty Million Dollars and No/100 ($50,000,000).

     B. Lender is willing to make such servicing line of credit available to
Borrower on the terms and conditions set forth herein.

                                   AGREEMENT:

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.1. In addition to the terms defined in the introductory paragraph hereof, the following terms shall have the following respective meanings:

     "Advance" means a disbursement by Lender to Borrower of principal of the
Loan pursuant to Article 2 hereof.

     "Advance Request Form" means the Rate Information and Advance Request Form attached hereto as Exhibit A.

     "Amortizing Payment" means (i) all accrued but unpaid interest plus (ii) a principal payment equal to the outstanding principal balance of the Loan as of the first day of the satisfaction of the Maturity Extension Conditions divided by twelve (12).

     "Base Rate" means the floating rate of interest designated by Lender periodically as its Base Rate. The Base Rate is not necessarily the lowest rate charged by Lender. The Base Rate will change to reflect any changes in the Base
Rate, as and when the Base Rate changes.

     "Business Day" means any day (other than a Saturday or Sunday) upon which
Lender is open for business.

     "Closing Date" means the date of this Agreement.

     "Commitment Fee" means twelve and one/half (12.5) basis points (0.125%)
times $50,000,000 divided by four (4).

     "Default" means an event, which with the giving of notice or lapse of time or both, will constitute an Event of Default.

     "Default Rate" means two percent (2%) in excess of either the LIBOR Rate or
Base Rate, as applicable.

     "Employee Plan" means any plan subject to Title IV of ERISA and maintained in whole or in part for employees of Borrower.

     "ERISA" means the Employee Retirement Income Security Act of 1974, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

     "Event of Default" means the events described in Section 7.1 hereof.

     "Extended Maturity Date" means an extension period equal to three (3) years from the date of satisfaction of the Maturity Extension Conditions.

     "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied.

     "Interest Coverage Ratio" means a fraction in which the numerator is the sum of the net income of Borrower (excluding extraordinary items) for the
12-month period preceding the applicable date plus the interest expense, plus federal and state income taxes incurred during such period, and the denominator is the total interest expense of Borrower for such period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

     "Leverage Ratio" means the ratio of total debt of Borrower to the sum of shareholders' equity plus debt, less unrealized gains of Borrower.

     "LIBOR Rate" means a per annum rate of interest equal to the sum of (a) the
London Interbank Offered Rate ("LIBOR") for a ninety (90) day period as quoted on Telerate (or other source selected by Lender for rate quotations for LIBOR if such a rate index is at any time not available from Telerate), for each applicable 90-day LIBOR period, as effective for contracts entered into on the first day of each 90-day LIBOR period (expressed as a decimal), plus (b) sixty
(60) basis points (0.60%).

     "Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge or other encumbrance of any kind.

     "Loan" means the $50,000,000 credit facility available to Borrower pursuant to Article 2 of this Agreement, with accrued interest on such principal and other agreed charges as shall be outstanding at any given time.

     "Loan Documents" means this Agreement, the Note and any other documents or instruments now or hereafter executed evidencing, securing, or relating to the
Loan.

     "Loan Obligations" means the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement, or the other Loan
Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents, including, but not limited to, amounts paid or expended by Lender to cure or attempt to cure any "Default" or "Event of Default" pursuant to, and as defined in, the documents evidencing or securing the Loan, or to pay all or any part of the Loan, with interest, following such a "Default" or "Event of Default"
thereunder, and any expenses incurred or paid in connection with such "Default"
or "Event of Default".

     "Maturity Date" means August 31, 2008.

     "Maturity Extension Conditions" means (i) no Default or Event of Default exists and (ii) Borrower has requested to Lender in writing 30 days prior to the
Maturity Date that the maturity of the Loan be extended to the Extended Maturity
Date.

     "Note" means that certain Line of Credit Promissory Note, dated of even date herewith, in the principal amount of $50,000,000 executed and delivered by
Borrower to Lender, evidencing the liability of Borrower to pay the Loan to
Lender or its order, as the same may hereafter be renewed, extended, modified, or amended.

     "Organizational Documents" means Borrower's Articles of Incorporation, Code of Regulations, certificates of existence and good standing, resolutions and incumbency certificates with all amendments thereto.

     "Person" means an individual, corporation, limited liability company, general or limited partnership, association, joint-stock company, trust, business trust, unincorporated organization or joint venture, or a court or governmental authority.

     1.2. Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

     1.3. Terms contained in this Agreement shall, unless otherwise defined herein or union the contact otherwise indicates, have the meanings, if any, assigned to them by Uniform Commercial Code in effect in the State of Alabama.

     1.4. All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

                                  ARTICLE II.
                                    THE LOAN

     2.1. Disbursement of Advances. Subject to the terms and conditions of this
Agreement, Lender agrees to make Advances to Borrower from time to time prior to the Maturity Date of the Loan (the "Term"), in an aggregate principal amount at any time outstanding not to exceed $50,000,000. During the Term, Borrower may borrow, repay and reborrow the principal of the Loan, all in accordance with the terms and conditions of this Agreement. Each Advance shall be disbursed by
Lender depositing the amount of such Advance into a checking account of Borrower maintained with Lender or otherwise disbursed in a manner acceptable to Lender and Borrower. Once the Maturity Extension Conditions have been satisfied the
Lender shall no longer make any Advances from the Loan.

     2.2. The Note. The Loan shall be evidenced by the Note. The Note shall represent the obligation of Borrower to pay the aggregate amount of Advances outstanding under the Loan from time to time outstanding, plus interest thereon and agreed charges as herein provided. Lender is hereby authorized to enter the date and amount of each Advance and each payment of principal and interest on the Loan on a schedule to be annexed to and constituting a part of the Note, and such entries shall constitute prima facie evidence of the accuracy of information so entered. In lieu of endorsing said schedule as hereinabove provided, Lender is hereby authorized, at its option, to record such Advances and such payments of principal and interest in its books and records, and such books and records shall constitute prima facie evidence of the accuracy of the reformation contained therein. The Note shall (a) be dated the date of this
Agreement, (b) be stated to mature on the Maturity Date, unless the Maturity
Extension Conditions have been satisfied in which event the Note shall mature on the Extended Maturity Date and (c) bear interest from the date of each Advance on the outstanding Advance made from time to time at the applicable interest rate per annum specified in Section 2.5, hereof.

     2.3. Rate Information and Advance Request Forms. The Borrower shall provide to the Lender a completed Advance Request Form.

     2.4. Payments.

          (a) On October 1, 2005, and on the first (1st) day of each calendar quarter thereafter, Borrower shall pay to Lender all accrued but unpaid interest on the Note.

          (b) On the Maturity Date, Borrower shall pay to Lender all accrued but unpaid interest on the Note and, in the event the Maturity Extension
     Conditions are not satisfied, the outstanding principal balance of the
     Note.

          (c) If the Maturity Extension Conditions are satisfied, Borrower shall pay to Lender on the first (1st) day of each calendar quarter an Amortizing
     Payment.

          (d) On the Extended Maturity Date, Borrower shall pay to Lender all accrued but unpaid interest on the Note and the outstanding principal balance.

          (e) On the date hereof and every three (3) months thereafter during the Term, the Borrower shall pay to Lender the Commitment Fee.

     2.5. Interest Rates: Interest Calculation: Late Charges: Default Rate.

          (a) The outstanding principal amount of the Loan shall bear interest at the LIBOR Rate.

          (b) Borrower agrees that if at any time Lender determines, in accordance with reasonable and ordinary commercial standards, that its acquisition of funds in the London interbank market would be unsafe, unpractical or in violation of any law, regulation, guideline or order,
     Lender may so notify Borrower in writing or by telephone, and upon the giving of such notice, any LIBOR Rate shall immediately terminate and the outstanding principal balance hereof shall thereupon commence to bear interest at the Base Rate, Borrower further agrees that, notwithstanding the fact that Lender may have elected to base the interest rate applicable hereunder upon Lender's cost of funds in the London interbank market,
     Lender shall not be required actually to obtain funds from such sources at any time.

          (c) All rates of interest to be applied to the principal of the Loan shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof try the actual number of days elapsed, and dividing the product so obtained by 360.

          (d) Borrower shall pay to Lender a late charge equal to five percent
     (5%) of any payment which is not received by Lender within ten (10) days of the due date therefor in order to cover the additional expenses incident to the handling and processing of delinquent payments.

          (e) Notwithstanding Section 2.5(d), above, while an Event of Default exists, interest shall accrue at the Default Rate.

     2.6. Prepayment. Advances may be prepaid in whole or in part without any penalty or premium. All prepayments will be applied first to interest then due and payable and any balance shall be applied to reduce the outstanding principal balance.

                                  ARTICLE III.
                     CONDITIONS PRECEDENT TO MAKING ADVANCES

     3.1. The obligations of Lender to make any Advance to Borrower shall be subject to the satisfaction by Borrower of the following conditions precedent, as of the date of the requested Advance:

          (a) No Event of Default or Default exists.

          (b) The representations and warranties of Borrower made in this
     Agreement or in any certificate executed and delivered pursuant hereto shall be true and accurate in all material respects.

          (c) Borrower shall have performed or observed in all material respects all agreements, covenants, and conditions required by Lender to be performed or observed by Borrower.

          (d) Borrower shall have duly executed the Loan Documents, together with any and all other documents that Lender or its legal counsel, in their respective reasonable discretion, shall deem necessary to complete the transactions contemplated hereunder.

          (e) Any proceedings taken in connection with the performance and observance of the provisions of this Agreement shall be reasonably satisfactory to Lender and its legal counsel.

          (f) Prior to the first Advance, Lender shall have received, in form and substance satisfactory to Lender and its counsel:

               (i) Copies of the Organizational Documents of the Borrower,
          certified on the Closing Date by the appropriate Person on behalf of
          Borrower.

               (ii) Certificate of Good Standing for Borrower, certified on or within thirty (30) days of the Closing Date by the Secretary of State of Ohio.

               (iii) Copies of the resolutions of the Board of Directors of
          Borrower, certified as of the Closing Date by the appropriate
          Person(s) on behalf of the Borrower, authorizing (A) the transactions contemplated by this Agreement and (B) the execution, delivery and performance by the Borrower of the Loan Documents and the execution and delivery of all other documents to be delivered by the Borrower in connection with the transactions herein contemplated.

               (iv) Such other agreements, instruments, approvals, opinions and other documents as Lender may reasonably request.

Each request for Advance shall constitute Borrower's representation and warranty that each of the foregoing conditions is satisfied on the date of such request, and will continue to be satisfied on the date the requested Advance is made.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement and to make Advances hereunder, Borrower represents and warrants to Lender that as of the date of this Agreement:

     4.1. Existence, Power and Qualification. Borrower is duly organized and validly existing under the laws of the State of Ohio, and has the power and authority and the legal right to own its property and to conduct its business in the manner in which it is now conducted or hereafter contemplates conducting its business.

     4.2. Authority to Borrow Hereunder. Borrower has the power and authority and the legal right to make, deliver and perform the Loan Documents. Borrower has taken all necessary action on its part to authorize the execution, delivery and performance of the Loan Documents, and the borrowing contemplated thereby.
No consent or authorization of, or filing with, any federal, state, county or municipal government, or any department or agency of any such government, is required of Borrower in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents, or the borrowing contemplated hereby.

     4.3. Due Execution and Enforceability. Each of the Loan Documents has been duly executed and delivered on behalf of the Borrower, and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and general principles of equity which may limit the availability of equitable remedies.

     4.4. Conflict. The execution, delivery and performance of the Loan
Documents, and the consummation of the transactions contemplated therein, will not (a) conflict with or be in contravention of any law, regulation, rule, order or judgment applicable to the Borrower or its Organizational Documents, or any
other agreement, instrument, mortgage, deed of trust, lien, lease, judgment, decree or order to which Borrower is a party or is subject or by which the
Borrower or its properties is bound or affected, or (b) result in the creation of any Lien upon any of the properties of the Borrower.

     4.5. Material Claim. There is no litigation, claim, lawsuit, investigation, action or other proceeding pending or, to the knowledge of the Borrower, threatened before any court, agency, arbitrator or other tribunal which individually or in the aggregate would likely result in any material adverse change in the financial condition or liquidity of the Borrower.

     4.6. Financial Statements Accurate. All financial statements heretofore or hereafter provided by the Borrower are and will be true and complete in all material respects as of their respective dates and do fairly present the financial condition of the Borrower, and there are and will be no liabilities, direct or indirect, fixed or contingent as of the dates of such statements which are not or will not be reflected therein or in the notes thereto or in a written certificate delivered with such statements. There has been no material adverse change in the financial condition or liquidity of the Borrower, since the date of financial statements previously provided by the Borrower except as fully disclosed in writing with the delivery of such statements.

     4.7. No Defaults or Restrictions. There is no declared default under any agreement or instrument nor does there exist any restriction in the Borrower's
Organizational Documents that in either event, causes or would cause a material adverse effect on the financial condition or liquidity of Borrower.

     4.8. Necessary Permits, Etc. Borrower possesses all franchises, trademarks, permits, licenses, consents, agreements and governmental approvals that are necessary or required by any authority to carry on its businesses as now conducted except where the failure to so possess would not cause a material adverse effect upon the financial condition or liquidity of Borrower. The
Borrower has not received any notice of default nor termination of any material agreement or any notice of noncompliance with any law, rule or regulation by which it is bound, which would cause a material adverse effect upon financial condition or liquidity of Borrower.

     4.9. Disclosure. Neither this Agreement nor any other document, financial statement, credit information, certificate or statement required herein to be furnished to Lender by Borrower in connection with this Agreement contains any untrue, incorrect or misleading statement of material fact, and all of these documents taken as a whole do not omit to state a fact material to this
Agreement, to Lender's decision to enter into this Agreement or to the transaction contemplated hereunder. All representations and warranties made herein or any certificate or other document delivered to Lender by or on behalf of Borrower, pursuant to or in connection with this Agreement, shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of
Advances as contemplated hereby.

     4.10. Payment of Taxes. The Borrower has filed all federal, state, and local tax returns which it is required to file and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to assessments, including, without limitation, provider taxes.

     4.11. Location of Chief Executive Offices. The location of Borrower's principal place of business and chief executive office is 3700 Colonnade
Parkway, Birmingham, Alabama 35243.

     4.12. ERISA. The Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of
1974, as amended ("ERISA").

     4.13. Proceedings Pending. There are no proceedings pending to the best of the Borrower's knowledge to acquire any power of condemnation or eminent domain with respect to any part of the Property, or to enjoin or similarly prevent or restrict the use of the property or the operation of the facility in any manner.

     4.14. Solvency. Borrower is solvent within the meaning of 11 U.S.C.ss.548 and GAAP.

                                   ARTICLE V.
                              AFFIRMATIVE COVENANTS

     Borrower agrees and covenants until the Loan has been paid in full, the
Borrower shall comply with each of the following affirmative covenants:

     5.1. Payment of Loan. Borrower will duly and punctually pay the principal and interest of the Loan in accordance with the terms of this Agreement and the
Note. If at any time the outstanding principal balance of the Loan exceeds
$50,000,000, Borrower shall pay to Lender an amount which will reduce the outstanding principal balance of the Loan to $50,000,000 or below.

     5.2. Maintenance of Existence. Borrower will maintain its existence and, in each jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes qualification necessary, maintain such qualification and good standing, except where the failure to so maintain or qualify would not cause a material adverse effect upon the financial condition or liquidity of Borrower.

     5.3. Maintenance of Permits, Etc. Borrower will obtain, maintain and preserve all permits, licenses, authorizations, approvals, certificates and accreditation which are necessary for the proper conduct of its businesses.

     5.4. Conduct Business. Borrower will conduct its business as now conducted and do all things necessary to preserve, renew and keep in full force and affect its licenses, rights and franchises necessary to continue such businesses.

     5.5. Correction of Defect, Etc. On request of Lender, Borrower will promptly correct any scrivener's error which may be discovered in the contents of the Loan Documents, or in the execution thereof, and execute and deliver such further instruments and do such further acts as may be necessary or as may be requested by Lender to carry out mare effectively the purposes of this
Agreement.

     5.6. Annual Reporting Requirements. At the end of each fiscal year,
Borrower shall provide Lender, as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the Borrower's
Annual Report on Form 10-K as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     5.7. Employee Plan Reports and Notices. Borrower will, upon request, promptly furnish to Lender after the filing or receipt thereof, copies of all reports and notices, if any, which Borrower files under the Internal Revenue
Code or ERISA with the Internal Revenue Service, the Pension Benefit Guaranty
Corporation or the U.S. Department of Labor, or which Borrower receives from any such agency, with respect to any Employee Plan, if any of the information therein could form the basis of, or any dispute referred to thereof which, if determined adversely to such Borrower, could constitute or give rise to an Event of Default or Default.

     5.8. Accrual and Payment of Taxes. Borrower will accrue all current tax liabilities of all kinds including, without limitation, federal and state income taxes, franchise taxes, and payroll taxes, all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

     5.9. Insurance. Borrower will maintain with financially sound and reputable insurance companies (not affiliated with Borrower) insurance on all of its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or similar business.

     5.10. Payment of Indebtedness. Borrower will duly and punctually pay or cause to be paid all other material indebtedness now owing or hereafter incurred by the Borrower in accordance with the terms of such indebtedness, except where the amount or validity thereof is being contested in good faith and for which reserves adequate for payment have been established in conformity with GAAP.

     5.11. Comply with Covenants and Laws. Borrower will comply with all applicable covenants and restrictions of record known to Borrower and all laws, ordinances, rules and regulations except where the failure to comply would not cause a material adverse effect upon the financial condition or liquidity of
Borrower.

     5.12 Financial Covenants. The Borrower shall maintain the following financial covenants throughout the term of the Loan:

          (i) "Interest Coverage Ratio", as herein defined, shall not be less than 2.0 to 1.0;

          (ii) Maintain at least 200% of the Authorized Control Level RBC (Risk
     Based Capital), as defined by Ala. Code ss. 27-2B-2, and as calculated in accordance with the instructions adopted by the National Association of
     Insurance Commissioners; and

          (iii) "Leverage Ratio", as herein defined, shall be less than or equal to thirty-five percent (35%).

     Accounting terms used in this Agreement shall, unless otherwise defined herein, have the meanings normally given them by, and shall be calculated, both as to amounts and classifications of items on a consolidated basis, in accordance with GAAP.

                                  ARTICLE VI.
                               NEGATIVE COVENANTS

     Borrower agrees and covenants that until the Loan has been repaid in full, the Borrower shall abide by and observe the following negative covenants:

     6.1. Merger, Consolidation, Etc. The Borrower will not enter into any merger, consolidation or similar transaction in which Borrower is not the surviving or continuing corporation, without prior written notice to, but not the approval of, Lender.

     6.2. Sale or Disposition of Substantially All Assets. The Borrower will not sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired), without prior written approval of Lender.

     6.3. ERISA Funding and Termination. The Borrower will not permit (a) the funding requirements of ERISA with respect to any Employee Plan ever to be less than the minimum required by ERISA or (b) any Employee Plan ever to be subject to involuntary termination proceedings.

     6.4. Transactions with Affiliates. The Borrower will not, without the prior written consent of Lender, enter into any transaction with any person affiliated with Borrower other than in the ordinary course of Borrower's business and on fair and reasonable terms no less favorable to Borrower than those that Borrower would obtain in a comparable arms-length transaction with a person not an affiliate.

                                  ARTICLE VII.
                         EVENTS OF DEFAULT AND REMEDIES

     7.1. Events of Default. The occurrence of anyone or more of the following events shall constitute an Event of Default hereunder:

          (a) Nonpayment of principal, interest, or any other sum payable under this Agreement or the Note, when and as the same shall become due and payable, whether on demand, at the stated maturities, by acceleration or otherwise (a "Monetary Default").

          (b) Any representation or warranty made by or on behalf of the
     Borrower, under or in connection with this Agreement shall be materially false as of the date on which made.

          (c) Failure of Borrower to perform or observe any term, covenant or agreement (other than a Monetary Default) contained in any Loan Document to be performed or observed by Borrower and such failure shall remain remedied for thirty (30) days after written notice thereof shall have been given to
     Borrower by Lender (a "Non-Monetary Default").

          (d) Borrower shall be generally not paying its respective debts as they become due or shall make a general assignment for the benefit of creditors; or any petition shall be filed by or against the Borrower under the federal bankruptcy laws, or any other proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Borrower or any substantial part of its property
     (provided, that as to any involuntary proceeding, such shall not constitute an Event of Default unless the same is not dismissed or vacated within sixty (60) days of the date of such filing); or Borrower shall take any action to authorize or affect any of the transactions set forth above in this Section 7.1(d).

          (e) Failure of the Borrower to pay indebtedness to another creditor in an aggregate principal amount exceeding $10 million at the later of final maturity or upon expiration of any applicable grace period with respect to such principal amount or the default by Borrower in the performance of any term, provision or condition contained in the agreement under which any such indebtedness was created or is governed by the effect of which is to cause, or to permit the holder or holders of such indebtedness, upon the giving of notice or lapse of time, or both, to cause such indebtedness to become due prior to its stated maturity.

          (f) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of the Borrower.

     7.2. Remedies. If any Event of Default occurs, Lender may, at its option:

          (a) By written notice to Borrower, terminate its obligation to make further Advances hereunder.

          (b) Declare the entire unpaid principal of the Loan, together with the interest accrued thereon, to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

          (c) Proceed to protect and enforce its rights by action at law
     (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement.

          (d) Exercise any and all rights and remedies afforded by the laws of the United States, the State of Alabama or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this
     Agreement and in the other Loan Documents.

          (e) Exercise any and all rights and remedies provided by this
     Agreement and by the Uniform Commercial Code in any collateral of Borrower.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

     8.1. Notices. All notices and other communications provided for hereunder shall be in writing and, if mailed by certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) days after the postmarked date thereof, end, if sent by overnight courier, shall be deemed to have been received on the next business day following dispatch. In addition, notices hereunder may be delivered by hand or by facsimile, in which event such notice shall be deemed effective when delivered. Notice of change of address shall also be governed by this Section.
Notices shall be addressed as follows:

                  To Borrower.

                  Infinity Property and Casualty Corporation
                  3700 Colonnade Parkway
                  Birmingham, Alabama 35243
                  Attention Samuel Simon
                  Facsimile: 205/803-8585

                  If to the Lender.

                  Regions Bank
                  417 N. 20th Street, 2nd Floor
                  Birmingham, Alabama 35203
                  Attention: William D. Ritter
                  Facsimile: 205/326-7739

     8.2. No Control By Lender. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the rights or power to exercise control over the affairs and/or management of the Borrower, the power of Lender being limited to the right to exercise the remedies provided for herein.

     8.3. No Waiver By Lender, Etc. The acceptance by Lender at any time and from time to time of partial payment on the Loan shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any particular Event of Default shall be deemed to be a waiver of any Event of
Default other than said particular Event of Default. No delay or omission by
Lender in exercising any right or remedy under the Loan Documents or otherwise shall impair each right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedies preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. The rights and remedies of Lender in this Agreement are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law. The rights of
Lender under this Agreement against Borrower are not conditional or contingent on any attempt by Lender to exercise any of its rights under the Loan Documents, or against Borrower or any other Person.

     8.4. Lender's Expenses. Whether or not the principal of the Loan is advanced hereunder or the transactions contemplated hereby are consummated,
Borrower will pay on demand all fees, costs and expenses (not to exceed $5,000)
in connection with the preparation, execution, and delivery of the Loan
Documents and the other documents to be delivered under this Agreement, including, without limitation, the fees, out-of-pocket expenses and other disbursements of its counsel Borrower shall pay on demand all costs and expenses
(including, without limitation, attorneys' fees, accountants' fees and expenses), if any, of Lender in connection with the enforcement, collection, restructuring, refinancing and "work out" (including with respect to any waiver or amendment) of this Agreement and the Loan Documents Borrower will save Lender harmless from and against any and all claims, damages, actions, costs, expenses and liabilities with respect to or resulting from any breach by the Borrower of any of the covenants under this Agreement or any misrepresentation or breach of a warranty by the Borrower under this Agreement, or in connection with the performance by Lender of the provisions of this Agreement to be performed by
Borrower. All sums payable to Lender by Borrower under the provisions of this
Section 8.4 shall bear interest at the Default Rate, which interest shall be payable by Borrower to Lender on demand.

     8.5. GAAP. All accounting and financial terms used herein, and compliance with each covenant contained herein, which relates to financial matters, shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated herein.

     8.6. Number and Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     8.7. Headings. The headings, captions and arrangements used in this
Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning thereof.

     8.8. Place, Manner. Time and Extension of Payment. All sums payable under the Loan. Documents shall be paid to Leader not later than 4:30 P.M.,
Birmingham, Alabama time on the date due by wire transfer in accordance with the following wire instructions:

                          Regions Bank
                          Birmingham, Alabama
                          Routing Number:062005690
                          Account Number 999419300
                          Attention: William D. Ritter

If any payment falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day, but during any such extension all unpaid principal of the Loan and other sums bearing interest shall continue to bear interest at the rates herein provided.

     8.9. Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this
Agreement and the Loan Documents. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower shall be deemed to constitute representations and warranties made by Borrower.

     8.10. Successors and Assigns; Participation. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that Borrower may not assign any rights hereunder without the prior written consent of Lender.
Lender may assign to one or more Persons all or any part of or may grant participation to one or more Persons, in all or any part of the Loan, and to the extent of any assignment or participation the assignee or participant of such assignment or participation shall have the rights and benefits hereunder as if it were a Lender hereunder, except that Borrower shall be entitled to deal exclusively with Lender and rely upon documents, consents and writings signed solely by Lender, without the necessity of any such participant joining in.
Borrower authorizes Lender to disclose to any purchaser or participant, or any prospective purchaser or participant of an interest in the Loan, any financial or other information pertaining to Borrower.

     8.11. Severability of Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws during the term hereof, such provision shall be fully severable, and this Agreement, as the case may be, shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part hereof and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this
Agreement, a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible which is legal, valid and enforceable.

     8.12. Entire Agreement, Amendments, Counterparts. This Agreement and the
Loan Documents embody the entire agreement and understanding between Borrower and Lender relating to the subject matter hereof. The provisions of this
Agreement may not be amended, modified or waived except by written agreement of
Borrower and Lender. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument

     8.13. Governing Law: Jurisdiction. THE LOAN DOCUMENTS SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OP ALABAMA. LENDER'S
PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY, ALABAMA, AND
BORROWER AGREES THAT THE LOAN DOCUMENTS SHALL BE DELIVERED TO, HELD BY AND
FUNDED BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THE
LOAN DOCUMENTS THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF BORROWER
WITH JEFFERSON COUNTY, ALABAMA FOR PURPOSES OF CONFERRING JURISDICTION UPON THE
STATE AND FEDERAL COURTS PRESIDING IN SUCH COUNTY AND STATE, BORROWER AGREES
THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE
CIRCUIT COURT OF THE STATE OF ALABAMA, IN JEFFERSON COUNTY, ALABAMA, OR IN THE
UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA, AND CONSENTS
AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY ACTION OR
PROCEEDING.

     8.14. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW,
BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY HAVE TO TRIAL BY JURY ON ANY
CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT
OF OR IN ANY WAY PERTAINING OR RELATING TO THE LOAN DOCUMENTS OR THE
INDEBTEDNESS EVIDENCED THEREBY, OR (II) IN ANY WAY CONNECTED WITH OR PERTAINING
OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO RELATED
THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY'S RIGHTS AND
REMEDIES THEREUNDER, IN ALL OR THE FOREGOING CASES WHETHER NOW EXISTING OR
HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER
AGREES THAT LENDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN
EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER
IRREVOCABLY TO WAIVE ITS RESPECTIVE RIGHTS TO TRIAL BY JURY, AND THAT, TO THE
EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER
BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT
JURISDICTION BY A JUDGE SUITING WITHOUT A JURY.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                            INFINITY PROPERTY AND CASUALTY
                                            CORPORATION, an Ohio corporation

                                            By: /s/ Samuel J. Simon
                                            Print Name: Samuel J. Simon
                                            Its:  Executive Vice President
                                                  and Secretary

STATE OF ALABAMA  )
JEFFERSON COUNTY  )

        I, the undersigned, A Notary Public in and for said County in said State, hereby certify that _____________________ whose name as _____________________ of
Infinity Property and Casualty  Corporation,  an Ohio  corporation,  is signed to the foregoing  instrument,  and who is known to me,  acknowledged  before me on this day that, being informed of the contents of the instrument,  he, as such
________,  and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and seal of office this __ day of ___________, 2005.

                                                     Notary Public

                                                     My commission expires:

                                           REGIONS BANK,
                                           an Alabama banking corporation

                                           By: /s/ William D. Ritter
                                                    William D. Ritter
                                                    Its Executive Vice President

STATE OF ALABAMA  )
JEFFERSON COUNTY  )

I, the undersigned, A Notary Public in and for said County in said State, hereby certify that William D. Ritter whose name as Executive Vice President of Regions
Bank, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and seal of office this ___________________ day of
_________, 2005.

                                                     Notary Public

                                                     My commission expires:

                                    EXHIBIT A

                    RATE INFORMATION AND ADVANCE REQUEST FORM

     This Report is furnished to you pursuant to Section 2.3 of that certain
Credit Agreement between INFINITY PROPERTY AND CASUALTY CORPORATION ("Borrower")
and REGIONS BANK ("Lender") dated August __, 2005 (as the same may hereafter be modified or amended, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit
Agreement,

I.   Advances/Paydowns/Rollover Requests

     The Borrower hereby requests that Lender advance/paydown/rollover (circle one or more) the amount as specified below:

                         Amount
*Advance:                $______________________
*Rollover:               $______________________
*Paydown:                $______________________

*Must be in increments of $500,000

II.  Principal Reconciliation

     Principal Outstanding on _________:
               (today's date)
     Plus: New Advances
     Less; Paydowns
     Net Principal Outstanding                            $

III. Please wire transfer any new Advances in accordance with the following wire instructions: